Exhibit 10.14.5

Emergency Medical Services Corporation

Amended and Restated 2007 Long-Term Incentive Plan

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of                      (the “Date of Grant”) between Emergency Medical Services Corporation, a Delaware corporation, (the “Company”) and                        (“Participant”).

1.     2007 Long-Term Incentive Plan.  This Agreement is entered into pursuant to the terms of the Emergency Medical Services Corporation Amended and Restated 2007 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), which is incorporated herein and made a part hereof for all purposes. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

2.     Definitions. All capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement. As used in this Agreement, the following terms have the meanings set forth below:

“Liquidity Event” means (i) the sale of all, or substantially all, of the Company’s consolidated assets, including, without limitation, a sale of all or substantially all of the assets of the Company or any of its subsidiaries whose assets, constitute all or substantially all of the Company’s consolidated assets, in any single transaction or series of related transactions or (ii) any merger or consolidation of the Company with or into another entity unless, after giving effect to such merger or consolidation, the holders of the Company’s shares (on a fully-diluted basis) immediately prior to the merger or consolidation, own shares or other equity interests (on a fully-diluted basis) of the surviving or resulting corporation or other entity representing a majority of the outstanding voting power to elect directors of the surviving or resulting corporation (or the general partner of a surviving partnership) in the same proportions that they held their shares prior to such merger or consolidation.

“Onex” means Onex Partners LP.

“Recap” means a recapitalization of the Company.

3.     Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company and its subsidiaries, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant,                    of Class A Common Stock, par value $0.01 per share, subject to the conditions and restrictions set forth herein and in the Plan (the “Restricted Stock”).

4.     Escrow of Certificates. Escrow of Certificates. Any certificates or book entries representing the shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed by the Participant in blank (upon the request of the Company), with the transfer agent of the Company (or any other authorized designee of the Company, which the Company may choose in its sole discretion) until such shares have vested in the Participant in accordance with Section 6 hereof. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in the Plan and in this Agreement; provided, however, that in the event the Company, in its sole discretion, permits book entries to represent the shares of Restricted Stock in lieu of certificates, the sole indicia of the Participant’s ownership of the vested shares of Restricted Stock will be one or more electronic entries in Participant’s brokerage account promptly following one or more vesting events in accordance with this Agreement. The Participant, by executing this Agreement in the space provided below, hereby acknowledges (a) that, as a material inducement to the grant of this Award under the Plan, the transfer agent of the Company (or any other authorized designee of the Company, which the Company may choose in its sole discretion)is so appointed as the escrow holder with the authority to hold said certificates and stock powers in escrow, to make any book entries in accordance with this Section, and to take all such actions and to effectuate all transfers of vested Restricted Stock or releases as are in accordance with the terms of this Agreement or the Plan and (b) that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to the Participant (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent. The escrow holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine.  No certificates will be issued for a partial share, and the Participant will receive the Fair Market Value of any partial share in cash.

5.     Restrictions on Transfer Before Vesting.  The shares of Restricted Stock granted hereunder to the Participant are subject to Section 8.1(b) of the Plan during the period from the Date of Grant until they have become vested in the Participant in accordance with the provisions of Section 6 hereof.

6.     Vesting of Restricted Stock. Unless the Committee, in its sole and absolute discretion, elects to accelerate the vesting of some or all of the unvested shares of Restricted Stock, all restrictions shall lapse and the Participant shall become vested in the Restricted Stock as follows:

(a)       (i)  Time Vesting.  One-third (1/3) of the shares of Restricted Stock shall become vested on each of the first three anniversaries of the Date of Grant.

The Participant shall not vest pursuant to this Section 6(a) in shares of Restricted Stock if the Participant has not been continuously employed by the Company or one of its subsidiaries from the Date of Grant through the applicable vesting date.

(b)       Notwithstanding the provisions of Sections 6(a):

(i)        Upon the occurrence of a Liquidity Event, all shares of Restricted Stock shall, unless previously forfeited, become fully vested on the date of the consummation of such Liquidity Event.  The occurrence of a Recap shall not affect the vesting of the Restricted Stock under this clause (b)(i).

7.     Forfeiture of Unvested Restricted Stock. The shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof shall be forfeited by the Participant to the Company as follows:

(a) If the Participant ceases to be an employee of the Company or one of its subsidiaries for any reason, then the shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof as of the date of such termination, shall be forfeited automatically by the Participant to the Company;

(b)       Upon the consummation of a Liquidity Event, the shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof as of the date of such Liquidity Event, shall be forfeited automatically by the Participant to the Company on the consummation.

8.     Beneficiary Designations. The person designated by the Participant as his or her beneficiary(ies) on the signature page hereof (each a “Beneficiary”) shall receive any distribution of vested shares otherwise due the Participant in the event of the death of the Participant prior to receipt of such shares. The Participant shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Participant but dies before receiving all of his benefits hereunder, any remaining benefits due him shall be distributed to the deceased Beneficiary’s estate. If there is no effective Beneficiary designation on file at the time of the Participant’s death, or if the designated Beneficiary or Beneficiaries have all predeceased such Participant, the payment of any remaining benefits shall be made to the Participant’s estate.

9.     Limitation of Rights.  Nothing in this Agreement or the Plan shall be construed to:

(a)       give the Participant any right to be awarded any further restricted stock other than in the sole discretion of the Committee;

(b)       give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any subsidiary; or

(c)       confer upon the Participant the right to continue in the employment or service of the Company or any of its subsidiaries, or affect the right of the Company or any of its subsidiaries to terminate the employment or service of the Participant at any time or for any reason.

10.  Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

11.  Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require that the Participant, prior to the issuance of any such shares pursuant to this Agreement deliver to the Company a written statement (“Investment Letter”), in form and content acceptable to the Company, in its sole discretion, stating (i) that the Participant is purchasing the shares for investment and not with a view to the sale or distribution thereof, and (ii) that the Participant will not sell any shares of the Company that the Participant may then own or thereafter acquire except pursuant to a registered offering or a valid exemption from registration. Any stock certificates issued pursuant to this Agreement shall bear a restrictive legend as follows:

THIS STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS.

12.  Withholding Taxes. The Participant hereby agrees that any shares that are transferred to the Participant (or Beneficiary) hereunder may be subject to the payment of or reduced by any amount or amounts that the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement (the “Withholding Amount”). The Participant may, in his or her discretion, make the election permitted by Section 83(b) of the Code with respect to the grant of Restricted Stock pursuant to this Agreement, and, if such election is made, Participant shall provide a copy thereof to the Company on the date of filing. When the Company is required to withhold the Withholding Amount under the applicable provisions of law, the Participant hereby agrees to satisfy such requirement either by (a) paying to the Company, in cash or by certified or cashier’s check, an amount equal to the Withholding Amount, and/or (b) authorizing the Company to withhold the Withholding Amount from any cash or other compensation otherwise payable to the Participant, provided that, to the extent that the Participant does not remit the entire Withholding Amount by one or a combination of such methods, the Company may at its election withhold from the shares otherwise to be delivered to the Participant that number of shares having a fair market value, as determined by the Company,  equal to the remaining Withholding Amount.

13.  Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

[Signature page follows]

This Agreement is executed and delivered, in duplicate, pursuant to the Plan, the provisions of which are incorporated herein by reference.

EMERGENCY MEDICAL SERVICES CORPORATION		PARTICIPANT

By:
	Name:	(signature)
Title:
(print name)

Address:

Facsimile No.

Social Security No.

BENEFICIARY DESIGNATION

I HEREBY DESIGNATE THE FOLLOWING PERSON(S) AS MY BENEFICIARY(IES) IN ACCORDANCE WITH SECTION 8 OF THE FOREGOING AGREEMENT:

(Print name(s), address(es) and Social Security No.(s)

(Participant’s signature)